Registration No.____________

	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
		    Washington, D.C. 20549

			   FORM S-8

		    REGISTRATION STATEMENT
			    UNDER
		  THE SECURITIES ACT OF 1933

		       3Com Corporation
     (Exact name of registrant as specified in its charter)

	   California                           94-2605794
   (State or other jurisdiction       (I.R.S. employer identification no.)
    of incorporation or organization)

		      5400 Bayfront Plaza
		  Santa Clara, CA 95052-8145
       (Address of principal executive offices)  (Zip code)

	      Certain Individual Employee Stock Options
		     Assumed by 3Com Corporation and
	  Granted Under the Chipcom Corporation 1983 Stock Option Plan,
	    1991 Stock Option Plan and 1991 Director Option Plan and Under the Artel Communications Corporation Stock Option Plan
		     Assumed by Chipcom Corporation

		  3Com Corporation Restricted Stock Plan

3Com Corporation First Amended and Restated 1984 Employee Stock Purchase Plan
		     (Full title of the plan)

	Mark D. Michael
	Vice President, Secretary and General Counsel
	3Com Corporation
	5400 Bayfront Plaza
	Santa Clara, CA 95052-8145
	(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(408) 764-5000. This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


	CALCULATION OF REGISTRATION FEE


                     			     Proposed       Proposed
Title of                     maximum        maximum
securities      Amount       offering       aggregate         Amount of
to be           to be        price per      offering          registration
registered      registered   share          price             fee



Assumed Individual Chipcom Employee Stock Option Agreements
Common Stock    2,368,971    $22.83        $54,083,607.93     $18,649.65
Par Value $0.001

3Com Corporation Restricted Stock Plan
Common Stock    500,000      $45.00        $22,500,000.00     $7,758.68

3Com Corporation 1984 Employee Stock Purchase Plan
Common Stock    6,000,000    $38.25       $229,500,000.00     $79,138.49


TOTAL           8,868,971                 $306,083,607.93     $105,546.82


    Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. As to the remaining shares under the Restricted Stock Plan, the price is based upon the average of the high and low prices of the Common Stock on October 12, 1995, as reported on the National Association of Securities Dealers Automated Quotations System. The 1984 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on October 12, 1995, as reported on the National Association of Securities Dealers Automated Quotations System.



			   PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

	3Com Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

		(a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act of 1933") containing audited financial statements for the Company's latest fiscal year. The prospectus is included in the Company's Registration Statement on Form S-4 (No. 33-62297, effective September 11,
1995).

		(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

		(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on September 28, 1984, including any amendment or report filed for the purpose of updating such description.

		(d) The description of certain Common Stock Purchase Rights that at the present time are represented by and may only be transferred with the Company's Common Stock, which description is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 22, 1989 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

		All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

	The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

	Inapplicable.

Item 6. Indemnification of Directors and Officers

	Section 204 of the General Corporation Law of the State of
California authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; directors continue to be subject to equitable remedies such as injunction or rescission. Under California law, a director also continues to be liable for: (1) a breach of his or her duty of loyalty;
(2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends and
(4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

		Section 317 of the General Corporation Law of the
State of California makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. A recent amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

		The Company has adopted provisions in its Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances and authorize the Company to indemnify its officers, directors and other agents, by bylaw, agreements or otherwise, to the full extent permitted by law.

Item 7. Exemption From Registration Claimed

	Inapplicable.

Item 8. Exhibits

	See Exhibit Index.

Item 9. Undertakings

	(a)     Rule 415 Offering

	The undersigned registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Filing incorporating subsequent Exchange Act documents by reference

	    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for acceleration of effective date or filing of registration statement on Form S-8

	    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

			   SIGNATURE

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 16, 1995.

				 3Com Corporation


				    /s/ Mark D. Michael
				 By:____________________
				     Mark D. Michael, Vice President,
				     Secretary and General Counsel



		      POWER OF ATTORNEY

	The officers and directors of 3Com Corporation whose signatures appear below, hereby constitute and appoint Christopher B. Paisley and Mark D. Michael, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 16, 1995.


Signature                           Title



/s/ Eric A. Benhamou
__________________________
Eric A. Benhamou                    President, Chief Executive Officer
				                                and Chairman of the Board (Principal
				                                Executive Officer)



/s/ Christopher B. Paisley
__________________________
Christopher B. Paisley              Vice President, Finance and Chief
                            				    Financial Officer(Principal Financial
				                                and Accounting Officer)



/s/ James L. Barksdale
__________________________
James L. Barksdale                  Director




/s/ Gordon A. Campbell
__________________________
Gordon A. Campbell                  Director



__________________________
David W. Dorman                     Director



__________________________
Jean-Louis Gassee                   Director




/s/ Stephen C. Johnson
__________________________
Stephen C. Johnson                  Director




/s/ Philip C. Kantz
__________________________
Philip C. Kantz                     Director



__________________________
William F. Zuendt                   Director


			 EXHIBIT INDEX

    4.1 Certificate of Amendment of the Amended and Restated Articles of Incorporation

    4.2 Certificate of Amendment of the Amended and Restated Articles of Incorporation are incorporated by reference to Exhibit 3.2 to the Company's Form 10-K filed with the Securities and Exchange Commission on August 31, 1994 (File No. 0-12867)

    4.3 Amended and Restated Articles of Incorporation are incorporated by reference to Exhibit 19.1 to the Company's Form 10-Q filed with the Securities and Exchange Commission on January 1, 1991 (File No. 0-12867)

    4.4 By-laws are incorporated by reference to the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on November 24, 1993 (File No. 33-72158)

    4.5 Amended and Restated Rights Agreement is incorporated by reference to the Company's Form 10-Q filed with the Securities and Exchange Commission on January 13, 1995 (File No. 0-12867)

    4.6 Agreement and Plan of Merger dated as of July 26,1995 among 3Com Corporation, Chipcom Acquisition Corporation and Chipcom Corporation is incorporated by reference to
	      Exhibit 2.1 to the Company's Form S-8 filed with the Securities and Exchange Commission on August 31, 1995
	      (File No. 33-62297).

    5         Opinion re legality


    23.1      Consent of Counsel (included in Exhibit 5)


    23.2      Consent of Deloitte & Touche LLP


    23.3      Consent of KPMG Peat Marwick LLP

    24 Power of Attorney (included in signature pages to this registration statement)


			 EXHIBIT 4.1

(A464416
Endorsed Filed
in the office of the Secretary of State
of the State of California
Aug. 4, 1995
Bill Jones, Secretary of State)

		     CERTIFICATE OF AMENDMENT
		     OF THE AMENDED AND RESTATED
		     ARTICLES OF INCORPORATION
		     OF 3COM CORPORATION

	 The undersigned, Mark D. Michael, hereby certifies that:

	 1. He is both a duly elected and acting Vice President and the duly elected and acting Secretary of 3Com Corporation, a California corporation (the "Corporation").

	 2.  Article III of the Amended and Restated Articles of
Incorporation of the Corporation is hereby amended to read in full as follows:
			    "ARTICLE III
			       STOCK
			       _____

	This corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock". Upon amendment of this Article to read as herein set forth, the number of shares of Common Stock which this corporation is authorized to issue is 4,000,000, the number of shares of Preferred Stock which this corporation is authorized to issue is 3,000,000, and each share of outstanding Common Stock is converted into and reconstituted as two (2) shares of Common Stock.

	The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is authorized to determine the designation of any series, to fix the number of shares of any series, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

	3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with section 902(c) of the California Corporations Code. The Corporation has only one class of shares outstanding.

     Executed at Santa Clara, California, on the 3rd day of August 1995.

				/s/ Mark D. Michael
				___________________
				Mark D. Michael, Vice President and
				Secretary

	The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of his own knowledge.

     Executed at Santa Clara, California, on the 3rd day of August 1995.


				/s/ Mark D. Michael
				___________________
				Mark D. Michael, Vice President and
				Secretary



			     EXHIBIT 5

			   October 17, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

	Re: Registration Statement on Form S-8 Registering Shares Issuable Under the 3Com Corporation Restricted Stock Plan, Under the 3Com Corporation First Amended and Restated 1984 Employee Stock Purchase Plan and Under Certain Individual Employee Stock Options Assumed by 3Com Corporation and Granted Under the Chipcom Corporation 1983 Stock Option Plan, 1991 Stock Option Plan and 1991 Director Option Plan and Under the Artel Communications Corporation
		Stock Option Plan

Ladies and Gentlemen:

		As legal counsel for 3Com Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 8,868,971 shares of the Common Stock, without par value, of the Company which may be issued pursuant to the exercise of options and purchase rights granted under the 3Com Corporation Restricted Stock Plan and First Amended and Restated 1984 Employee Stock Purchase Plan
(the "Plans") and under certain individual employee stock options assumed by 3Com Corporation and granted under the Chipcom Corporation 1983 Stock Option Plan, 1991 Stock Option Plan and 1991 Director Option Plan and under the Artel Communications Corporation Stock Option Plan
(the "Agreements").

		We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

		We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, and the federal law of the United States.

		Based on such examination, we are of the opinion that the 8,868,971 shares of Common Stock which may be issued upon exercise of options, the grant of restricted stock and the exercise of purchase rights pursuant to the Plans and the Agreements are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor or otherwise in accordance with the provisions of the Plans and the Agreements, will be validly issued, fully paid and non-assessable.

		We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

			    Respectfully submitted,

			    /s/ Gray Cary Ware & Freidenrich

			    GRAY CARY WARE & FREIDENRICH
			    A Professional Corporation


			    EXHIBIT 23.2

		   CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Registration
Statement of 3Com Corporation on Form S-8 of our report dated June 28,
1995 (August 25, 1995 as to the first paragraph of Note 9), appearing in the Registration Statement No. 33-62297 of 3Com Corporation on Form S-4.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
October 17, 1995


			    EXHIBIT 23.3

		  CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Primary Access Corporation:

We consent to the incorporation by reference of our report appearing in the Registration Statement No. 33-62297 of 3Com Corporation on Form S-4 and relating to the balance sheet of Primary Access Corporation as of October 3, 1993, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fifty-three weeks ended October 3, 1993 and the fifty-two weeks ended September 27, 1992.


			    /s/ KPMG Peat Marwick LLP


San Diego, California
October 17, 1995